Exhibit 10.2

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of September 20, 2021 (the “Effective Date”), by and among (i) StepStone Group Inc., a Delaware corporation (the “Company”), (ii) StepStone Group LP, a Delaware limited partnership (the “Partnership”), and (iii) the persons and entities named as Class B Holders and Greenspring Holders on the signature pages hereto. Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company, the Partnership and certain of the Class B Holders are party to that certain Stockholders Agreement of the Company, dated as of September 18, 2020 (the “Original Agreement”), which provides for certain governance rights and obligations of the Company and its stockholders;

WHEREAS, the Class B Holders, together with their Permitted Transferees, Beneficially Own (x) shares of the Company’s Class A Common Stock and/or (y) shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and Class B partnership units in the Partnership (“Class B Units”), which Class B Units, subject to certain restrictions, are exchangeable from time to time at the option of the Beneficial Owner thereof for shares of Class A Common Stock pursuant to the terms of an Exchange Agreement between the Company, the Partnership and its Class B unitholders (the “Class B Exchange Agreement”) and the Ninth Amended and Restated Limited Partnership Agreement of the Partnership (as it may be amended from time to time, the “Partnership Agreement”);

WHEREAS, on July 7, 2021, the Company and the Greenspring Holders entered into that certain Transaction Agreement, pursuant to which the Company agreed to acquire Greenspring Associates, LLC and its subsidiaries and certain of its Affiliates, in exchange for cash, shares of Class A Common Stock and Class C partnership units in the Partnership (the “Class C Units”), which Class C Units are exchangeable into shares of Class A Common Stock pursuant to the terms of that certain Class C Exchange Agreement entered into by and among the Company, the Partnership and the Class C unitholders of the Partnership (the “Class C Exchange Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as follows in order to admit the Greenspring Holders as parties and in order to provide for certain governance rights, transfer restrictions and other matters with respect to Class B Holders and the Greenspring Holders on and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) a Permitted Transferee of such Person; provided, that the Company, the Partnership and their respective subsidiaries shall not be deemed to be Affiliates of the Class B Holders or the Greenspring Holders. As used in this definition, (i) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and (ii) the terms “controlled by” and “under common control” shall have correlative meanings.

“Agreement” means this Amended and Restated Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Beneficial Ownership” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that, for purposes of this Agreement, (i) Beneficial Ownership shall not be attributed to any Person as a result of any “group” deemed to form as a result of this Agreement, (ii) no Person shall Beneficially Own any Company Shares to be issued upon the exercise of options, warrants, restricted stock units or similar rights granted pursuant to the Company’s equity compensation plans, unless and until such shares are actually issued and (iii) no Person shall be deemed to Beneficially Own any Company Shares issuable with respect to Class B2 Units of the Partnership unless and until the Full Vesting Date (as such term is defined in the Partnership Agreement) for such Class B2 Units has occurred. The terms “Beneficially Own” and “Beneficial Owner” shall have correlative meanings.

“Board Designees” has the meaning set forth in Section 2.2(b).

“Board of Directors” means the Board of Directors of the Company.

“Chair” means the Chair of the Class B Committee, as designated by the Class B Committee from time to time.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

“Class B Committee” means the committee selected by the terms of this Agreement to, among other things, make decisions with respect to the matters set forth herein.

“Class B Common Stock” has the meaning set forth in the recitals.

“Class B Exchange Agreement” has the meaning set forth in the recitals.

“Class B Holder” means a Person from time to time Beneficially Owning Class B Common Stock.

“Class B Supermajority” means Class B Holders holding two thirds (2/3) of the outstanding Company Shares (excluding, for this purpose, Company Shares that are subject to vesting (but including, for the avoidance of doubt, any such shares previously subject to vesting to the extent vested)) held by all Class B Holders or over which Class B Holders or their Permitted Transferees have voting control.

“Class B Units” has the meaning set forth in the recitals.

“Class C Exchange Agreement” has the meaning set forth in the recitals.

“Class C Units” has the meaning set forth in the recitals.

“Committee Majority” means Committee Members representing more than 50% of the Voting Power held by all Committee Members.

“Committee Member” means a member of the Class B Committee.

“Common Shares” means shares of the Company’s Common Stock.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and includes its successors.

“Company Shares” means, as of any date of determination, (i) all outstanding shares of Common Stock, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security (including Class B, Class B2 or Class C Units) or the vesting of any restricted stock unit, (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization; and (iv) any other securities that may hereafter be issued by the Company that have the right to vote on any matter presented to the stockholders of the Company for a vote, in all cases over which a Person has, exercises, or has the legal ability to exercise voting power.

“Director” means a member of the Board of Directors.

“Effective Date” has the meaning set forth in the preamble.

“Exchange Act” has the meaning set forth in Section 5.12.

“Greenspring Holders” means Ashton Newhall and Jim Lim and any other former holder of Class C Units whose Class C Units are exchanged for shares of Class A Common Stock pursuant to the Class C Exchange Agreement.

“Greenspring Merger Shares” means the shares of Class A Common Stock issued to the Greenspring Holders as consideration in the Greenspring Mergers.

“Greenspring Mergers” means the mergers contemplated by the Transaction Agreement, pursuant to which (i) Alto Merger Sub 1, Inc. will be merged with and into Greenspring Associates, Inc., with Greenspring Associates, Inc. surviving such merger and continuing as a wholly owned subsidiary of the Company; and (ii) Alto Merger Sub 2, Inc. will be merged with and into Greenspring Back Office Solutions, Inc., with Greenspring Back Offices Solution, Inc. surviving such merger and continuing as a wholly owned subsidiary of the Company.

“Necessary Action” means, with respect to a specified result, all commercially reasonable and lawful actions required to cause such result that are within the power of a specified Person, including without limitation (i) causing all Company Shares to be present or represented at any meeting of stockholders of the Company for purposes of determining whether a quorum has been established, (ii) voting (or causing to be voted) the Company Shares, or granting a proxy (or causing a proxy to be granted) with respect to the voting of the Company Shares, (iii) duly executing and delivering (or causing to be duly executed and delivered) any action by written consent of stockholders in lieu of a meeting with respect to the Company Shares, or granting a proxy (or causing the granting of a proxy) with respect to action by written consent in lieu of a meeting with respect to the Company Shares, (iv) adopting or causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company or Partnership, (v) executing and delivering agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vii) requesting members of the Board of Directors, subject to any fiduciary duties that such members may have as Directors of the Company (including pursuant to Section 2.2(c)), to act in a certain manner, including requesting members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any Board Designees as provided by this Agreement.

“Original Agreement” has the meaning set forth in the recitals.

“Original Agreement Effective Date” means September 18, 2020.

“Partnership” has the meaning set forth in the preamble and includes its successors.

“Partnership Agreement” has the meaning set forth in the recitals.

“Permitted Transferee” means any Person to whom a Class B Holder or Greenspring Holder has validly transferred Class B Units or Class C Units in accordance with, and not in contravention of, the Partnership Agreement.

“Person” means and includes an individual, a corporation, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Secretary” means the Secretary of the Class B Committee, as designated by the Class B Committee from time to time.

“Sunset” has the meaning assigned to such term in the Company’s Amended and Restated Certificate of Incorporation.

“Transfer”, including correlative terms, means, with respect to any Class B Holder or Greenspring Holder or Permitted Transferee, any sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, of any or all of such Class B Holder’s Class B Units or such Greenspring Holder’s Class C Units (or a Permitted Transferee’s economic interest in the Partnership), whether for value or no value and whether directly or indirectly, voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing.

“Voting Power” of a Committee Member means, at the time of determination, the total number of votes which such Committee Member is entitled to cast in the general election of directors of the Company (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity). For purposes of this definition, a Committee Member shall be deemed entitled to vote any securities that such Person Beneficially Owns; provided, that, if securities are Beneficially Owned by more than one Committee Member, then for purposes of this definition the votes of such securities will be deemed allocated among such Committee Members in any manner they shall agree in a writing delivered to the Company or, in the absence of such a writing, equally among such Committee Members.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Class B Committee.

(a) Initial Composition of the Class B Committee. As of the Effective Date, the Class B Committee comprises Monte Brem, Scott Hart, Jason Ment, Jose Fernandez, Johnny Randel, Michael McCabe, Mark Maruszewski, Thomas Keck, Thomas Bradley, David Jeffrey and Darren Friedman. As of the Effective Date, Monte Brem is the Chair and Jason Ment is the Secretary.

(b) Term of the Committee Members. Each Committee Member shall serve until the earliest to occur of: (i) the Sunset, (ii) the time at which such Person ceases to Beneficially Own any shares of Class B Common Stock, and (iii) the time at which such Committee Member is removed pursuant to Section 2.1(f).

(c) Action by the Class B Committee. Unless otherwise stated in this Agreement, any action to be taken, approved or adopted by the Class B Committee shall be deemed taken upon the affirmative vote of a Committee Majority (which vote may occur at a meeting or in writing).

(d) Composition of the Class B Committee. The Class B Committee may determine from time to time the number of members constituting the Class B Committee. Whenever the Class B Committee increases or decreases the number of members of the Class B Committee, a notice of such action shall be delivered promptly to all Class B Holders.

(e) Vacancies. In the event of any vacancy on the Class B Committee, whether as a result of the death, disability, removal or resignation of any Committee Member or by an increase in the number of members of the Class B Committee, a Committee Majority shall have the exclusive right to appoint a member to fill such vacancy. An appointment to fill a vacancy shall be effected by the vote of Committee Members constituting a Committee Majority (which vote may occur at a meeting or in writing). Written notice of any appointment shall be promptly delivered to all Class B Holders. No additional action shall be required by this Agreement to effect such appointment, but if any Necessary Action is otherwise required to effect such appointment, then the Class B Committee or the Class B Holders, as applicable, shall take promptly all such Necessary Action.

(f) Removal. Any Committee Member may be removed (whether for or without cause) by the vote of Committee Members constituting a Committee Majority (which vote may occur at a meeting or in writing). Written notice of removal (which notice shall state which Committee Members voted for removal) shall be promptly delivered to all Class B Holders and Greenspring Holders. No additional action shall be required by this Agreement to effect such removal, but if any Necessary Action is otherwise required to effect such removal, then the Class B Committee or the Class B Holders, as applicable, shall take promptly all such Necessary Action.

(g) Chair. The Class B Committee may appoint a Chair from time to time and may remove the Chair at any time (whether for or without cause). The powers and duties of the Chair shall include: (i) presiding at meetings of the Class B Committee (unless otherwise determined by the Class B Committee); (ii) executing, on behalf of the Class B Committee or the Class B Holders, as applicable, any documents or notices required or authorized by this Agreement; and (iii) performing such other duties as the Class B Committee may from time to time determine.

(h) Secretary. The Class B Committee may appoint one or more Secretaries from time to time and may remove any such Secretary at any time (whether for or without cause). The powers and duties of the Secretary shall include: (i) acting as Secretary at all meetings of the Class B Committee and recording the proceedings of such meetings;

(ii) seeing that all notices required to be given under this Agreement are duly given; (iii) executing, on behalf of the Class B Committee or the Class B Holders, as applicable, any documents or notices required or authorized by this Agreement; and (iv) performing such other duties as the Class B Committee may from time to time determine.

Section 2.2 Board of Directors.

(a) Composition of Initial Board. As of the Effective Date, the Board of Directors is comprised of Monte Brem, Valerie Brown, Jose Fernandez, Scott Hart, David Hoffmeister, Thomas Keck, Mark Maruszewski, Michael McCabe, Steven Mitchell, Anne Raymond and Robert Waldo. The Directors are divided into three classes of directors, each of whose members serve for staggered terms (commencing from the Original Agreement Effective Date) as follows:

(i)	the Class I directors include Monte Brem, Robert Waldo and Valerie Brown;

(ii)	the Class II directors include Jose Fernandez, Thomas Keck, Michael McCabe, and Steven Mitchell; and

(iii)	the Class III directors include Scott Hart, David Hoffmeister, Anne Raymond.

The initial term of the Class I directors expire at the Company’s first annual meeting of stockholders for the election of directors following the closing of the Company’s initial public offering; the initial term of the Class II directors shall expire at the Company’s second annual meeting of stockholders for the election of directors following the closing of the Company’s initial public offering; and the initial term of the Class III directors shall expire at the Company’s third annual meeting for the election of directors following the closing of the Company’s initial public offering. Following the initial term, each Class I director, Class II director and Class III director shall have a three- year term.

(b) Voting Agreement. Not less than 90 days prior to the anniversary of the immediately preceding year’s annual meeting of the Company’s stockholders (which anniversary, in the case of the first annual meeting of stockholders following the closing of the initial public offering of the Company, shall be deemed to be September 8, 2020), the Class B Committee shall provide notice (the “Designation Notice”) to the Board of Directors of a list of individuals designated by the Class B Committee to be elected as directors at the upcoming annual meeting (the “Board Designees”). Subject to the special rights of any holders of one or more series of Preferred Stock to elect directors, the Company, the Class B Holders and the Greenspring Holders shall take all Necessary Action to cause the Persons designated by the Class B Committee to be the full slate of nominees recommended by the Board of Directors (or any committee or subcommittee thereof for election as directors at each annual or special meeting of stockholders at which directors are to be elected). Each Class B Holder and Greenspring Holder shall take all Necessary Action (including by voting, or causing to be voted, all Company Shares that it owns of record or over which it has voting power or control, including all Company Shares owned by it, whether those shares are held by it on the date hereof or hereafter acquired), (x) to elect each nominee for the Board of Directors identified pursuant to the immediately preceding sentence and (y) with respect to any other matter presented to the stockholders of the Company for consideration, to adopt or reject such matter as directed by the Class B Committee.

(c) Additional Obligations. Notwithstanding anything to the contrary in this Article II, if the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination of a particular Board Designee pursuant to this Section 2.2 would constitute a breach of its fiduciary duties or does not otherwise comply with the corporate governance requirements of the Company pertaining to the Board of Directors (provided that any such determination with respect to any Board Designee pursuant to this Section 2.2 shall be made no later than 30 days after the Board of Directors receives the Designation Notice), then the Board of Directors shall inform the Class B Committee in writing of that determination and explain in reasonable detail the basis for it and the Class B Committee shall, as promptly as reasonably practicable thereafter (but in any event within 10 days) designate another individual for nomination to the Board of Directors, and the Board of Directors and the Company shall take all Necessary Action required by this Article II with respect to the nomination of such substitute Board Designee. It is hereby acknowledged and agreed that the fact that a particular Board Designee is a Class B Holder or an Affiliate, director, professional, partner, member, manager, employee or agent of a Class B Holder or is not an “independent director,” as defined by the applicable national securities exchange on which the Company’s Class A Common Stock shall then be listed, shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(d) Vacancies. The Class B Committee shall have the exclusive right to request, by delivery of notice to the Board of Directors, the removal of any Board Designee from the Board of Directors (whether for or without cause). Promptly after receipt of any such request, the Company, the Class B Holders and the Greenspring Holders shall take all Necessary Action to cause the removal (whether for or without cause) of any such Board Designee at the request of the Class B Committee, including, if requested by the Class B Committee, by calling a special meeting of stockholders for the removal of directors. In the event of the death, disability, removal or resignation of any Board Designees theretofore serving on the Board of Directors, or any increase of the size of the Board of Directors (other than in connection with the provision of special rights to elect directors to the holders of one or more series of Preferred Stock), the Class B Committee shall have the exclusive right to appoint (or designate a director for appointment) a director to fill the vacancy resulting therefrom (for the remainder of the then-current term), and the Company, the Class B Holders and the Greenspring Holders shall take any and all Necessary Action to cause any such vacancy to be filled by such replacement or additional directors so designated as promptly as reasonably practicable.

Section 2.3 Stockholder Votes and Consents Generally; Proxy.

(a) Each Class B Holder and Greenspring Holder shall take all Necessary Action to vote (or cause to be voted), or to provide written consent (or cause to be provided a written consent) in respect of, all Company Shares over which such Class B Holder or Greenspring Holder has voting control in the manner specified by the Class B Committee from time to time. The agreement set forth in the prior sentence is specifically intended to last for the duration of this Agreement.

(b) To facilitate performance of the parties’ obligations under this Article II, each Class B Holder and Greenspring Holder hereby irrevocably grants to and appoints the persons named as Chair and Secretary from time to time, separately and not jointly and acting on behalf of the Class B Committee, as such Class B Holder’s or Greenspring Holder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of that Class B Holder or Greenspring Holder, to vote or act by written consent with respect to such Class B Holder’s or Greenspring Holder’s Company Shares, and to grant (or cause to be granted) a consent, proxy or approval in respect of those Company Shares, in each case in accordance with such Class B Holder’s or Greenspring Holder’s agreements contained in this Agreement. Each Class B Holder and Greenspring Holder hereby affirms that the proxy set forth in this Section 2.3(b) is irrevocable, coupled with an interest, intended to be valid for the full term of this Agreement (or, if earlier, until the last date permitted by applicable law), and given to secure the performance of the obligations of such Class B Holder or Greenspring Holder under this Agreement. Such Class B Holder or Greenspring Holder further acknowledges and agrees that such proxy and power of attorney shall constitute a durable power of attorney, that such proxy and power of attorney is intended to and shall attach to and run with all such Class B Holder’s or Greenspring Holder’s Company Shares; and that any direct or indirect sale, pledge, hypothecation, gift, bequest, transfer or other disposition (whether by merger, consolidation, operation of law or otherwise) shall be binding upon any such transferee (and shall not become effective unless so binding). For the avoidance of doubt, except as expressly contemplated by this Section 2.3(b), no Class B Holder or Greenspring Holder has granted a proxy to any Person to exercise the rights of such Class B Holder or Greenspring Holder under this Agreement or any other agreement to which such Class B Holder or Greenspring Holder is a party.

(c) In furtherance of the foregoing, at the request of the Class B Committee (or its designee), each Class B Holder and Greenspring Holder shall deposit into a voting trust, in customary form, and for the duration of the term of this Agreement, or such shorter period as the Class B Committee may request, all Company Shares then held (or thereafter acquired) by such Class B Holder or Greenspring Holder. Any such voting trust shall name the Class B Committee (or its designee) as trustee, and provide that all Company Shares deposited in the voting trust shall be voted in accordance with this Agreement.

Section 2.4 Agreement of Company and Partnership. Each party hereto hereby agrees that it will take all Necessary Actions to cause the matters addressed by this Article II to be carried out in accordance with the provisions thereof. Without limiting the foregoing, the Secretary of each of the Company and of Partnership or, if there be no Secretary, such other officer or employee of the Company or of Partnership as may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Article II.

Section 2.5 Restrictions on Other Agreements. Except as expressly provided above, no Class B Holder or Greenspring Holder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Company Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Class B Holders, Greenspring Holders, holders of Company Shares that are not parties to this Agreement or otherwise).

Section 2.6 Mandatory Exchange. If any Class B Holder or Greenspring Holder (as applicable) (x) fails to comply with any of its obligations hereunder or (y) otherwise materially breaches any provision of this Agreement applicable to him, her or it, the Class B Committee may, in its sole discretion, require the Company, the Partnership, such Class B Holder or such Greenspring Holder and/or his, her or its respective Permitted Transferee to exchange any or all Class B Units (and any corresponding shares of Class B Common Stock) Beneficially Owned by such Class B Holder (or any of his, her or its Permitted Transferees) or Class C Units Beneficially Owned by such Greenspring Holder (or any of his, her or its Permitted Transferees), as applicable, for shares of Class A Common Stock pursuant to the terms of the Class B Exchange Agreement or the Class C Exchange Agreement, as applicable; and in the event of any such exchange, each Person party hereto shall take all Necessary Action to cause the exchange to be effected.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Mutual Representations and Warranties. Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the Effective Date:

(a) Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. If such party is an entity, it is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. If such party is a natural person, such person has full capacity to contract. This Agreement has been duly executed by each of the parties hereto and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity. No representation is made by any party with respect to the regulatory effect of this Agreement, and each of the parties has had an opportunity to consult with counsel as to his, her or its rights and responsibilities under this Agreement. No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any governmental authority or self-regulatory organization.

(b) Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of his, her or its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party, if any; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

(c) Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

Section 3.2 Representations and Warranties of the Class B Holders. Each Class B Holder hereby represents and warrants to each other party to this Agreement that, as of the Effective Date, the shares of Common Stock and Class B Units, in each case as listed for such Class B Holder and/or its Permitted Transferee on the Company’s records as of the Effective Date, are Beneficially Owned by such Class B Holder or its Permitted Transferee, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind that would impair such Class B Holder’s ability to perform its obligations hereunder.

Section 3.3 Representations and Warranties of the Greenspring Holders. Each Greenspring Holder hereby represents and warrants to each other party to this Agreement that, as of the Effective Date, the shares of Common Stock as listed for such Greenspring Holder and/or its Permitted Transferee on the Company’s records as of the Effective Date, are Beneficially Owned by such Greenspring Holder or its Permitted Transferee, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind that would impair such Greenspring Holder’s ability to perform its obligations hereunder.

ARTICLE IV

GREENSPRING HOLDER LOCK-UP

Section 4.1 Greenspring Holder Lock-Up. No Greenspring Holder may Transfer (i) any of its Greenspring Merger Shares until the first anniversary of the Effective Date, (ii) more than one third (1/3) of such Greenspring Holder’s Greenspring Merger Shares until the second anniversary of the Effective Date and (iii) more than two thirds (2/3) of such Greenspring Holder’s Greenspring Merger Shares until the third anniversary of the Effective Date; provided, that the Board of Directors (or a committee to which such Board of Directors has delegated such authority) may, in its sole discretion and subject to conditions, release all or a portion of such Greenspring Merger Shares from the foregoing restriction; provided, further, that to the extent the Board of Directors (or a committee to which such Board of Directors has delegated such authority) voluntarily and affirmatively releases all or a portion of the shares of Common Stock held by the Class B Holders from any transfer restrictions applicable to such shares prior to the date or time when such restrictions would otherwise expire or be released, the restrictions applicable to the Greenspring Merger Shares under this Section 4.1 shall similarly and proportionately be released from the restrictions set forth in this Section 4.1, subject to continued compliance with the Company’s insider trading policies. Nothing in this Section 4.1 shall prevent the Greenspring Holders from engaging in any short sales or other hedging or derivative transactions with respect to any of the Greenspring Merger Shares in compliance with the Company’s insider trading policies and applicable law or regulation.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement shall terminate and be of no further force and effect upon (a) the written agreement of a Class B Supermajority, (b) a Sunset, (c) its provisions becoming illegal or being interpreted by any governmental authority to be illegal, (d) any securities exchange on which the Common Shares are traded asserting that its existence will threaten the continued listing of the Common Shares on that securities exchange, including the commencement of formal delisting procedures, for 180 days without resolution, or (e) with respect to each Class B Holder or Greenspring Holder, at such time that such Class B Holder or Greenspring Holder and its Permitted Transferees cease to Beneficially Own any Common Stock; provided, that if any provision of this Agreement is determined or interpreted to be illegal pursuant to clause (c) above or if any securities exchange on which the Company Shares are traded asserts for the requisite period that its existence will threaten the continued listing of the Common Shares on that securities exchange pursuant to clause (d), each Class B Holder and Greenspring Holder shall take all Necessary Action to amend or modify the putatively illegal provision, or, as applicable, to cause the Common Shares to be listed on another United States national securities exchange, if that exchange will so permit without requiring modification of this Agreement or to modify this Agreement to the minimum extent necessary to permit listing to be continued on the existing securities exchange or such alternative securities exchange, each at the request of the Class B Committee.

Section 5.2 Survival. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 5.2 and Section 5.8; and (ii) the rights with respect to the breach of any provision hereof by the Company.

Section 5.3 Successors and Assigns; Beneficiaries; Additional Class B Holders and Greenspring Holders.

(a) Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the express prior written consent of the Company, Partnership, the Greenspring Holders and Class B Holders holding a majority of the voting interest of Common Stock held by the Class B Holders, and any attempted assignment, without such consents, will be null and void; provided, that each Class B Holder and Greenspring Holder (from time to time party hereto) shall be entitled to assign (solely in connection with a transfer of Common Stock, Class B Units or Class C Units) its rights and obligations hereunder to any of its Permitted Transferees, and such Permitted Transferees shall be required to sign a joinder to this Agreement in the form reasonably specified by the Board of Directors, in which case the Permitted Transferee shall make the representations and warranties set forth in Section 3.2 and such other representations and warranties as the Board of Directors may reasonably require as of the effective date of such assignment. No such assignment shall be effective until such joinder has been executed and delivered to the Secretary.

(b) Any Person who becomes the Beneficial Owner of any shares of Class B Common Stock or any person that exchanges Class B Units or Class C Units for shares of Class A Common Stock pursuant to the Class B Exchange Agreement or the Class C Exchange Agreement after the date hereof may be required by the Company to become a party to and sign a joinder to this Agreement, in form and substance reasonably acceptable to the Company, as a Class B Holder or Greenspring Holder, as applicable. The joinder of any such Person shall not require the consent of any other Class B Holder or Greenspring Holders.

Section 5.4 Amendment and Modification; Waiver of Compliance.

(a) This Agreement may be amended only by a written instrument duly executed by the Company, the Partnership, the Greenspring Holders and a Class B Supermajority.

(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.5 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its street address, Partnership email address or facsimile number set forth in the records of the Company or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 5.5 and the appropriate confirmation is received on a business day, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class, certified or registered postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 5.5 on a business day.

Section 5.6 Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. Except as expressly provided herein with respect to the Class B Committee, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 5.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby. In addition, if any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, each Person party hereto shall take all Necessary Action to cause this Agreement to be amended so as to provide, to the maximum extent reasonably possible, that the purposes of the Agreement can be realized, and to modify this Agreement to the minimum extent reasonably possible.

Section 5.8 CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF (BUT ONLY IF) SUCH COURT LACKS JURISDICTION, THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS OF THE STATE OF DELAWARE AS PROVIDED IN CLAUSE (1) OF THIS SECTION; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 5.9 Specific Performance.

(a) Each party hereto acknowledges that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms, or is otherwise breached, and that money damages would not be a sufficient remedy therefor. Thus, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to a decree or order of specific performance to enforce the observance and performance of that covenant or obligation and an injunction restraining any breach or threatened breach.

(b) Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each party irrevocably waives any right that it might have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) The remedy of specific performance shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available to a party at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit such parties from recovery of monetary damages.

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.11 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 5.12 Schedule 13D. In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each Class B Holder and Greenspring Holder hereto agrees to either (i) file an appropriate Schedule 13D no later than 10 calendar days following the Effective Date or (ii) execute a power of attorney in favor of one or more designees of the Class B Committee (which shall initially be Monte Brem, Scott Hart, Jason Ment and Jennifer Ishiguro, separately and not jointly) and provide promptly such information as is requested by the Class B Committee from time to time to make Schedule 13D filings on behalf of such Class B Holder or Greenspring Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders Agreement as of the date first above written.

STEPSTONE GROUP INC.

By:	/s/ Scott Hart
Name:	Scott Hart
Title:	Co-Chief Executive Officer

STEPSTONE GROUP LP

By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Scott Hart
Name:	Scott Hart
Title:	Partner, Co-Chief Executive Officer

CLASS B HOLDERS:

All non-institutional limited partners of StepStone Group LP and SC Partners LP

By:	StepStone Group Holdings LLC, as attorney-in-fact

/s/ Scott Hart
Name: Scott Hart
Title: Partner, Co-Chief Executive Officer

GREENSPRING HOLDERS:

MUDDY RIVER LLC

/s/ C. Ashton Newhall
Name: C. Ashton Newhall
Title: Managing Member

SANCTUARY BAY LLC

/s/ James Lim
Name: James Lim
Title: General Manager